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                                                                  Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated December 16, 1997 (Global TeleSystems Group, Inc.), February 21, 1997 (EDN Sovintel), and December 23, 1997 (Hermes Europe Railtel B.V.), in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-36555) and related Prospectus of Global TeleSystems Group, Inc. dated on or about February 4, 1998.


                                            /s/ Ernst & Young LLP



Vienna, Virginia
February 4, 1998